Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus VisionTech Announces Western US Channel Partner Agreement with Nitech

Vancouver, British Columbia--(July 6, 2021) – Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data compliance software innovator, through its wholly-owned subsidiary ComplyTrust™ Inc., announces the recent agreement with Nitech to introduce the ComplyScan™ cloud-backup compliance reporting and Forget-Me-Yes™ data privacy management products to their Western US-based SMB and Enterprise customers.

Nitech has been a provider of high-performance storage, networking and security solutions and services to both SMB and Enterprise companies throughout the Western US for over 25+ years.

ComplyScan™ is a cloud-native SaaS reporting solution that helps customers achieve compliance and visibility to alert and prepare for disasters, ransomware attacks, malicious insiders, human error and data corruption. Forget-Me-Yes™ is a cloud-native SaaS application that gives customers peace of mind and actionable tools to protect the data privacy and increase overall data compliance. Both services are architected to scale globally and cost effectively in all regions covered by Amazon Web Services.

“We are excited to be working with the ComplyTrust team to help build new partnerships and revenue paths for the ComplyScan™ and Forget-Me-Yes™ products”, said Dan Nickel, CEO at Nitech,“The cloud data compliance management is rapidly becoming a significant pain-point resonating from most of our customers”.

“ComplyTrust is very excited to add Nitech to our new partner community”, said Spencer Spicker, VP Business Development at ComplyTrust. “The addition of our brand and products into their portfolio will provide new tools of engagement to their Enterprise clients that will help them better scale out their cloud operations”.

About Nitech

Nitech is headquartered in Irvine, California. Since 1996, Nitech has been providing network security and storage management products and services to enterprise customers throughout the Western US. Learn more about Nitech today by visiting https://www.nitech.com/.

About ComplyTrust™ Inc.

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

Oculus VisionTech Inc.	- 2 -	July 6, 2021
News Release – Continued

About Oculus VisionTech

Oculus VisionTech Inc. (OVT), www.ovtz.com, is a technology company focused on cyber security and data privacy compliance products for Enterprise business customers. With offices in San Diego, California and Vancouver, British Columbia, the Company is currently expanding its’ new ComplyTrust™, www.complytrust.com, product suite which includes the ComplyScan cloud backup reporting tool and Forget-Me-Yes™ B2B data privacy Software-as-a-Service (SaaS) platform, optimizing CCPA, CDPA, GDPR, LGPD, SB220 and other regulatory compliance legislation for Salesforce organizations worldwide. OVTZ’s legacy Cloud-DPS digital content protection solution implements invisible forensic watermarking technology that seamlessly embeds imperceptible tracking components into documents and video-frame content that enables tamper-proof legal auditability for intellectual property protection.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech).

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV: https://money.tmx.com/en/quote/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.